SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 14, 1994

                          BALCOR EQUITY PROPERTIES-XIV
                            Exact Name of Registrant


Illinois                                               0-11803
State or other jurisdiction                            Commission File Number
of organization

Balcor Plaza
4849 Golf Road
Skokie, Illinois                                       36-3236496
Address of principal                                   I.R.S. Employer
executive offices                                      Identification

60077
Zip Code

              Registrant's telephone number, including area code:
                                 (708) 677-2900


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Belmere Apartments

In 1984, Belmere Apartments, Hillsborough County, Florida (the "Property") was acquired by a limited partnership (the "Limited Partnership") in which the Partnership and an affiliate of the Partnership held joint venture interests of approximately 74% and 26%, respectively. The Partnership contributed $3,675,000 and the affiliate contributed $1,264,785 towards the purchase of the Property. The Property was acquired subject to first mortgage financing of $6,390,000.

On December 14, 1994, the Limited Partnership sold the Property for a sale price of $8,500,000 to Mid-America Apartments, L.P., a Tennessee limited partnership (the "Purchaser"). From the sale proceeds, the Limited Partnership paid $6,377,168, including accrued interest and a $42,471 prepayment premium, to the holder of the first mortgage loan, $191,250 to two unaffiliated parties as a brokerage commission, $176,398 in closing and other costs and received the remaining $1,755,184 of sale proceeds. Neither the General Partner nor any of its affiliates received a commission in connection with the sale of the Property. The Partnership's share of the sale proceeds is $1,305,857. The Limited Partnership has agreed to hold $250,000 of the sale proceeds through the later of February 12, 1995 or the resolution of any claims which may be asserted by the Purchaser prior to February 12, 1995 relating to the Property.

With the sale of the Property, the Partnership has sold all of its investments in real estate. The General Partner intends to proceed with the liquidation of the Partnership by distributing all available funds to the partners after reserving amounts necessary to pay remaining Partnership liabilities and to settle the affairs of the Partnership.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(A)  FINANCIAL STATEMENTS:

     None

(B)  PRO FORMA FINANCIAL INFORMATION:

     None

(C)  EXHIBITS:

     (2) Agreement of Sale and attachment thereto relating to the sale of Belmere Apartments, Hillsborough County, Florida.

No information is required under Items 1, 3, 4, 5, 6 and 8 and these items have, therefore, been omitted.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              BALCOR EQUITY PROPERTIES-XIV

                              By:  Balcor Equity Partners-XIV, Inc.,
                                   the general partner


                              By:  /s/ Jerry M. Ogle
                                   -----------------------------
                                   Jerry M. Ogle, Vice President
                                   and Secretary


Dated: December 28, 1994